NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Martin M. Zorn, CFO, EVP-Finance and Risk — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677

INTEGRA BANK CORPORATION REPORTS 13% INCREASE IN NET INCOME FROM FIRST QUARTER

•	Commercial Loans Show 11% Annualized Growth from First Quarter 2006 and 11% Growth From the Second Quarter of 2005 Resulting in Improved Asset Mix

•	Non-interest Bearing Deposits up $9.8 million or 15% Annualized from First Quarter of 2006

•	Net Interest Margin up 8 Basis Points From First Quarter 2006—Net Interest Income up $0.6 Million

•	Non-interest Income Increases $1.1 Million or 13% from First Quarter 2006

•	Non-performing to Total Loans of 43 Basis Points Lowest Since 1995—Down 84 Basis Points from First Quarter 2006

EVANSVILLE, INDIANA – July 24, 2006 – Integra Bank Corporation (Nasdaq Global Market: IBNK) today reported 2006 second quarter net income of $7.4 million, an increase of $0.8 million or 12.7% over first quarter 2006 results. Earnings per diluted share for the current quarter were $0.42, compared to $0.37 for the first quarter. Second quarter 2006 results included increases in net-interest income of $0.6 million and non-interest income of $1.1 million, which were partially offset by an increased provision for loan losses of $0.5 million, higher non-interest expenses of $0.1 million and higher tax expense of $0.3 million.

Second quarter 2006 earnings per share were $0.01 lower than the second quarter of 2005, which included a gain of $6.2 million on the sale of three Southern Illinois branches. Earnings for the second quarter of 2005 also included $1.5 million of charge-offs and resulting provision for a pool of loans that were marked to market and included in a subsequent loan sale, as well as the establishment of a specific reserve of $2.9 million on a $14.3 million loan. The outstanding balance of this loan was $12.6 million at the time a payoff was received in April, 2006. Year to date diluted earnings per share were $0.795 for the six months ended June 30, 2006, compared to $0.794 for the six months ended June 30, 2005.

“The second quarter showed continued strong results and growth in several key revenue areas in what has been a tough economic environment for the banking industry,” stated Mike Vea, Chairman, President and CEO. “Our level of non-performing loans, which is now the lowest we have had since 1995, is a strong indicator of the continual improvements we have made in our credit quality. We are also pleased with our continued and consistent growth in commercial loans and personal checking accounts.”

The increase in net interest income resulted primarily from increases in higher yielding commercial loans, and associated higher levels of commercial loan interest and fee income. The increase in non-interest income continued to be driven primarily by the success of the High Performance Checking program implemented in 2005. The program continues to result in increases in the total number of checking accounts and related service fees. During the quarter, the net number of checking accounts increased by 1,584 accounts.

Returns on assets and equity were 1.09% and 13.24%, respectively, for the second quarter of 2006, compared to 0.98% and 11.96% for the first quarter of 2006.

Strong Commercial Loan and Deposit Growth Continues

Average loans for the second quarter of 2006 grew $24 million or 5.5% on an annualized basis from the first quarter of 2006 and $89 million or 5.3% from the second quarter of 2005, fueled primarily by increases in commercial loans of 11.0% and 11.4%, respectively. The commercial growth has been consistent throughout the year and has come mainly from commercial real estate, including real estate construction and development loans. These loans, on an average basis, increased 15.3% on an annualized basis from the first quarter of 2006 or $21 million, and 19.7% from the second quarter of 2005, or $93 million. The commercial loan growth was accompanied by an increase in non-interest bearing commercial deposit accounts totaling $7.1 million, or 17.2% annualized, from the first quarter of 2006, and $14.8 million or 9.4% from the second quarter of 2005.

Late in the second quarter of 2006, the Company added a commercial banking team in Cincinnati, Ohio. “We are excited about expanding additional commercial banking activities in the Cincinnati and Northern Kentucky areas and anticipate that those activities will result in a strong source of solid loan and deposit growth, similar to that which our commercial real estate line of business has been able to achieve,” stated Vea. “Our commercial loan growth has resulted in an improvement in our overall earning asset mix, which has been and continues to be a key component of our strategy to increase net interest income,” added Vea.

Average consumer loans for the quarter were consistent with first quarter levels, while residential mortgage loans declined $2.9 million, or 3.2% on an annualized basis.

The increase in average commercial non-interest bearing deposits was the major driver of an overall increase from the first quarter in non-interest bearing deposits of $9.7 million, or 15.2% on an annualized basis.

Net Interest Margin and Net Interest Income Increase

The net interest margin for the quarter rose 8 basis points to 3.42% from the first quarter of 2006, while net interest income increased $0.6 million.

The increases in margin and net interest income were driven primarily by increases in higher yielding commercial loan balances, increases in commercial loan fees and the reduction in non-accrual commercial loans. This, coupled with higher yields on commercial and consumer loans, resulted in an increase of 32 basis points in earning assets. This increase outpaced an increase of 27 basis points in interest bearing liabilities. The increase in non-interest bearing deposits benefited both the net interest margin and net interest income.

Non-Interest Income Up From First Quarter

Second quarter non-interest income was $9.1 million, which represented an increase of $1.1 million from the first quarter of 2006. The increase was driven primarily by an increase in service charges on deposit accounts of $1.0 million.

During the second quarter, the Company introduced a customer interest rate protection program for its commercial loan customers. These products generate fee income and are expected to contribute to overall non-interest income going forward while enhancing the Company’s ability to offer fixed rate financing to its commercial customers.

Non-interest income for the year ago quarter was $13.1 million and included a $6.2 million gain on the sale of three branches. Deposit service charges increased $1.1 million or 28% from the year-ago quarter.

Non-Interest Expenses Consistent with First Quarter

Second quarter 2006 non-interest expense was $19.3 million, a $0.1 million increase over the first quarter of 2006.

Second quarter 2006 results include a decrease in personnel expense, offset by higher expenses in other areas, with no individual increase exceeding $0.1 million.

In accordance with Financial Accounting Standards No. 123R (FAS 123R), the Company estimates the cost of all forms of stock based compensation, including stock options and restricted stock for employees and directors. The annualized full year expense associated with stock options and restricted stock issued during the second quarter of 2006 is approximately $0.5 million.

Non-interest expense for the current quarter declined $0.8 million from the year-ago quarter due primarily to lower personnel expenses.

Credit Quality

As previously announced, a payoff was received on a $12.6 million non-performing loan during the second quarter. This resulted in a net charge-off of $1.7 million in the second quarter of 2006. This payment was the major component of an overall decrease in non-performing loans of $14.5 million during the second quarter. The ratio of non-performing loans to total loans, at June 30, 2006, was 0.43%, the lowest level since the fourth quarter of 1995.

Net charge-offs for the quarter ended June 30, 2006 were $3.1 million, including the $1.7 million charge-off. This resulted in a net charge-off ratio of 0.69%, as compared to $1.6 million or 0.36% for the quarter ended March 31, 2006. Of the $3.1 million in net charge-offs, only $0.6 million did not have specific reserves and were covered by the provision of $0.9 million.

The allowance for loan losses at June 30, 2006 was 276% of non-performing and 1.17% of total loans, compared to 105% and 1.33% respectively at March 31, 2006.

Income Taxes

The effective tax rate for the six months ended June 30, 2006 was 24.1%, which is what the Company expects its effective rate to be for all of 2006, as it continues to project a higher level of net income throughout 2006. This compares to an effective rate of 21.0% for six months ended June 30, 2005, and 22.4% for all of 2005.

Dividend

On June 21, 2006, the Company announced an increase in the regular quarterly cash dividend to $0.17 per share, from $0.16 per share, an increase of 6.25%. The new dividend rate was payable to shareholders of record at the close of business on July 3, 2006 and was paid on July 7, 2006.

Conference Call

Integra executive management will hold a conference call to discuss the contents of this news release, business highlights and its financial outlook, on, Tuesday, July 25, 2006, at 10:00 a.m. CDT. The telephone number for the conference call is (877) 363-0523. The conference call also will be available by webcast within the Investor Relations section of the Company’s web site, http://www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.7 billion at June 30, 2006, Integra currently operates 74 banking centers and has 126 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation was ranked in the top 40 of Indiana’s largest publicly held companies in Indiana Business Magazine in 2006. Moody’s Investors Service has assigned an investment grade rating of Baa2 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of July 1, 2006, has IBNK outperforming 95.5% of the companies in the Russell 3000 Index and 97.2% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at the Company’s web site, http://www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include risks relating to changes in interest rates; risks of default on and concentration of loans within our portfolio; the possible insufficiency of our allowance for loan losses, regional economic conditions; competition; governmental regulation and supervision; failure or circumvention of our internal controls; reliance on Integra Bank to fund dividends to our shareholders; disruption of business or dilution of shareholder value as a result of mergers or acquisitions; our ability to retain key personnel; failure or disruption of our information systems; technological change; and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Summary Operating Results Data

Here is a summary of the Company’s second quarter 2006 operating results:

Diluted net income per share of $0.42 for second quarter 2006

• Compared with $0.37 for first quarter 2006

• Compared with $0.43 for second quarter 2005

Return on assets of 1.09% for second quarter 2006

• Compared with .98% for first quarter 2006

• Compared with 1.08% for second quarter 2005

Return on equity of 13.24% for second quarter 2006

• Compared with 11.96% for first quarter 2006

• Compared with 13.92% for second quarter 2005

Net interest margin of 3.42% for second quarter 2006

• Compared with 3.34% for first quarter 2006

• Compared with 3.45% for second quarter 2005

Allowance for loan losses of $21.0 million or 1.17% of loans at June 30, 2006

• Compared with $23.2 million or 1.33% at March 31, 2006

• Compared with $25.2 million or 1.49% at June 30, 2005

•	Equaled 275.8% of non-performing loans at June 30, 2006, compared with 104.9% at March 31, 2006 and 84.2% at June 30, 2005

Non-performing loans of $7.6 million or 0.43% of loans at June 30, 2006

• Compared with $22.2 million or 1.27% of loans at March 31, 2006

• Compared with $30.0 million or 1.77% at June 30, 2005

Annualized net charge-off rate of 0.69% for second quarter 2006

• Compared with 0.36% for first quarter 2006

• Compared with 0.55% for second quarter 2005

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,	June 30,
ASSETS	2006	2005	2005
Cash and due from banks	$78,700	$62,643	$72,673
Federal funds sold and other short-term investments	2,598	112	94
Loans held for sale (at lower of cost or market value)	667	522	9,997
Securities available for sale	652,821	681,030	761,018
Regulatory stock	30,659	33,102	33,033
Loans:
Commercial loans	1,001,252	951,518	890,296
Consumer loans	426,202	427,479	411,205
Mortgage loans	365,321	371,195	395,099
Less: Allowance for loan losses	(21,043)	(24,392)	(25,247)

Net loans	1,771,732	1,725,800	1,671,353
Premises and equipment	48,298	50,106	51,207
Goodwill	44,491	44,491	44,491
Other intangible assets	7,298	7,765	8,231
Other assets	106,244	102,571	104,200

TOTAL ASSETS	$2,743,508	$2,708,142	$2,756,297

LIABILITIES
Deposits:
Non-interest-bearing demand	$265,036	$263,095	$242,402
Savings & interest checking	519,640	514,627	560,621
Money market	297,149	246,256	235,654
Certificates of deposit and other time deposits	963,526	784,525	806,333

Total deposits	2,045,351	1,808,503	1,845,010
Short-term borrowings	311,663	399,588	410,640
Long-term borrowings	143,129	256,862	258,579
Other liabilities	19,892	23,091	24,331

TOTAL LIABILITIES	2,520,035	2,488,044	2,538,560
SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized — None outstanding
Common stock — $1.00 stated value - 29,000 shares authorized	17,539	17,465	17,428
Additional paid-in capital	129,061	127,980	127,022
Retained earnings	88,790	80,622	72,749
Accumulated other comprehensive income (loss)	(11,917)	(5,969)	538
TOTAL SHAREHOLDERS’ EQUITY	223,473	220,098	217,737

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,743,508	$2,708,142	$2,756,297

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
-
INTEREST INCOME
Interest and fees on loans and leases	$31,077	$28,731	$28,119	$26,608	$25,438
Interest and dividends on securities	7,861	7,738	7,970	8,311	8,720
Dividends on regulatory stock	447	406	385	398	371
Interest on loans held for sale	34	31	36	78	136
Interest on federal funds sold and other investments	23	208	56	22	35

Total interest income	39,442	37,114	36,566	35,417	34,700
INTEREST EXPENSE
Interest on deposits	13,329	11,053	10,014	8,889	8,445
Interest on short-term borrowings	3,283	3,265	3,431	3,575	2,610
Interest on long-term borrowings	2,087	2,678	2,685	2,625	2,849

Total interest expense	18,699	16,996	16,130	15,089	13,904

NET INTEREST INCOME	20,743	20,118	20,436	20,328	20,796
Provision for loan losses	859	394	515	558	4,316

Net interest income after provision for loan losses	19,884	19,724	19,921	19,770	16,480
NON-INTEREST INCOME

Service charges on deposit accounts	5,036	4,055	4,226	4,162	3,945
Trust income	558	632	509	475	518
Other service charges and fees	1,866	1,912	1,642	1,766	1,708
Securities gains (losses)	1	—	(4)	(455)	(340)
Gain (Loss) on sale of other assets	35	91	61	266	6,037
Other	1,621	1,371	1,844	1,731	1,243

Total non-interest income	9,117	8,061	8,278	7,945	13,111
NON-INTEREST EXPENSE

Salaries	7,189	7,256	7,174	7,389	7,662
Commissions and incentives	918	933	608	968	1,321
Other benefits	1,853	2,274	1,457	1,749	1,727
Occupancy	1,997	1,942	1,888	1,936	1,901
Equipment	856	845	821	917	923
Low income housing expense	629	628	552	544	568
Other	5,818	5,280	6,229	6,021	5,973

Total non-interest expense	19,260	19,158	18,729	19,524	20,075

Income before income taxes	9,741	8,627	9,470	8,191	9,516
Income taxes expense	2,351	2,070	2,616	1,585	2,066

NET INCOME	$7,390	$6,557	$6,854	$6,606	$7,450

Earnings per share:
Basic	$0.42	$0.38	$0.39	$0.38	$0.43
Diluted	0.42	0.37	0.39	0.38	0.43

Weighted average shares outstanding:
Basic	17,466	17,434	17,418	17,400	17,365
Diluted	17,562	17,521	17,480	17,504	17,440

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
-
INTEREST INCOME
Interest and fees on loans and leases	$31,077	$25,438	$59,808	$49,499
Interest and dividends on securities	7,861	8,720	15,599	17,665
Dividends on regulatory stock	447	371	853	745
Interest on loans held for sale	34	136	65	241
Interest on federal funds sold and other investments	23	35	231	46

Total interest income	39,442	34,700	76,556	68,196
INTEREST EXPENSE
Interest on deposits	13,329	8,445	24,382	16,121
Interest on short-term borrowings	3,283	2,610	6,548	3,424
Interest on long-term borrowings	2,087	2,849	4,765	6,794

Total interest expense	18,699	13,904	35,695	26,339

NET INTEREST INCOME	20,743	20,796	40,861	41,857
Provision for loan losses	859	4,316	1,253	4,691

Net interest income after provision for loan losses	19,884	16,480	39,608	37,166
NON-INTEREST INCOME

Service charges on deposit accounts	5,036	3,945	9,091	6,967
Trust income	558	518	1,190	995
Other service charges and fees	1,866	1,708	3,778	3,734
Securities gains (losses)	1	(340)	1	(1,073)
Gain on sale of other assets	35	6,037	126	6,459
Other	1,621	1,243	2,992	2,573

Total non-interest income	9,117	13,111	17,178	19,655
NON-INTEREST EXPENSE

Salaries	7,189	7,662	14,445	14,978
Commissions and incentives	918	1,321	1,851	2,184
Other benefits	1,853	1,727	4,127	3,363
Occupancy	1,997	1,901	3,939	3,782
Equipment	856	923	1,701	1,846
Low income housing expenses	629	568	1,257	1,114
Other	5,818	5,973	11,098	12,037

Total non-interest expense	19,260	20,075	38,418	39,304

Income before income taxes	9,741	9,516	18,368	17,517
Income taxes expense	2,351	2,066	4,421	3,678

NET INCOME	$7,390	$7,450	$13,947	$13,839

Earnings per share:
Basic	$0.42	$0.43	$0.80	$0.80
Diluted	0.42	0.43	0.80	0.79
Weighted average shares outstanding:
Basic	17,466	17,365	17,450	17,354
Diluted	17,562	17,440	17,543	17,434

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)
	June 30,		March 31,		December 31,		September 30,		June 30,
	2006		2006		2005		2005		2005
EARNINGS DATA
Net Interest Income (tax-equivalent)	$21,413		$20,782		$21,121		$20,886		$21,736
Net Income	7,390		6,557		6,854		6,606		7,450
Basic Earnings Per Share	0.42		0.38		0.39		0.38		0.43
Diluted Earnings Per Share	0.42		0.37		0.39		0.38		0.43
Dividends Declared	0.17		0.16		0.16		0.16		0.16
Book Value	12.74		12.73		12.60		12.55		12.49
Tangible Book Value	9.79		9.76		9.61		9.55		9.47
PERFORMANCE RATIOS
Return on Assets	1.09	%	0.98	%	1.00	%	0.96	%	1.08	%
Return on Equity	13.24		11.96		12.38		11.95		13.92
Net Interest Margin (tax-equivalent)	3.42		3.34		3.39		3.34		3.45
Tier 1 Capital to Risk Assets	10.49		10.73		11.21		11.08		10.88
Capital to Risk Assets	12.20		12.60		13.15		13.04		12.84
Tangible Equity to Tangible Assets	6.38		6.45		6.32		6.19		6.10
Efficiency Ratio	62.32		65.61		62.90		65.84		68.06
AT PERIOD END
Assets	$2,743,508		$2,699,206		$2,708,142		$2,744,858		$2,756,297
Interest-Earning Assets	2,479,520		2,451,997		2,464,958		2,482,749		2,500,742
Commercial Loans	1,001,252		956,413		951,518		906,435		890,296
Consumer Loans	426,202		421,575		427,479		426,951		411,205
Mortgage Loans	365,321		368,499		371,195		382,853		395,099
Total Loans	1,792,775		1,746,487		1,750,192		1,716,239		1,696,600
Deposits	2,045,351		1,955,927		1,808,503		1,823,891		1,845,010
Valuable Core Deposits (1)	1,081,825		1,050,580		1,023,978		991,248		1,038,677
Interest-Bearing Liabilities	2,235,107		2,190,294		2,201,858		2,241,858		2,271,827
Shareholders’ Equity	223,473		222,689		220,098		219,158		217,737
Unrealized Gains (Losses) on Market
Securities (FASB 115)	(11,917)		(7,680)		(5,969)		(2,603)		538
AVERAGE BALANCES
Assets	$2,725,810		$2,718,293		$2,726,591		$2,739,496		$2,768,782
Interest-Earning Assets (2)	2,485,345		2,480,070		2,470,223		2,480,112		2,508,020
Commercial Loans	983,921		957,459		918,968		888,017		883,379
Consumer Loans	423,646		423,194		427,857		421,003		404,756
Mortgage Loans	366,965		369,912		376,782		386,418		396,945
Total Loans	1,774,532		1,750,565		1,723,607		1,695,438		1,685,080
Deposits	2,011,242		1,877,908		1,851,145		1,822,666		1,900,846
Valuable Core Deposits (1)	1,047,196		1,021,591		1,015,342		1,008,104		1,052,116
Interest-Bearing Liabilities	2,216,384		2,218,339		2,222,681		2,248,754		2,281,783
Shareholders’ Equity	223,905		222,354		219,574		219,393		214,702
Basic Shares	17,466		17,434		17,418		17,400		17,365
Diluted Shares	17,562		17,521		17,480		17,504		17,440
(1) Defined as money market, demand deposit and savings accounts.
(2) Includes securities available for sale at amortized cost.
(3) Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con't
(In thousands, except ratios and yields)
	June 30,		March 31,		December 31,		September 30,		June 30,
	2006		2006		2005		2005		2005
ASSET QUALITY
Non-Performing Assets:
Non Accrual Loans (3)	$7,511		$21,997		$25,013		$24,895		$29,590
Loans 90+ Days Past Due	120		159		40		269		382

Non-Performing Loans (3)	7,631		22,156		25,053		25,164		29,972
Other Real Estate Owned	719		458		440		422		228

Non-Performing Assets	$8,350		$22,614		$25,493		$25,586		$30,200

Allowance for Loan Losses:
Beginning Balance	$23,234		$24,392		$24,613		$25,247		$23,259
Provision for Loan Losses	859		394		515		558		4,316
Recoveries	629		374		379		440		409
Loans Charged Off	(3,679)		(1,926)		(1,115)		(1,632)		(2,737)

Ending Balance	$21,043		$23,234		$24,392		$24,613		$25,247

Ratios:
Allowance for Loan Losses to Loans	1.17	%	1.33	%	1.39	%	1.43	%	1.49	%
Allowance for Loan Losses to Average
Loans	1.19		1.33		1.42		1.45		1.50
Allowance to Non-performing Loans (3)	275.76		104.87		97.36		97.81		84.24
Non-performing Loans to Loans (3)	0.43		1.27		1.43		1.47		1.77
Non-performing Assets to Loans and
Other Real Estate Owned (3)	0.47		1.29		1.46		1.49		1.78
Net Charge-Off Ratio	0.69		0.36		0.17		0.28		0.55
NET INTEREST MARGIN
Yields (tax-equivalent)
Loans	6.98	%	6.60	%	6.45	%	6.21	%	6.02	%
Securities	5.02		4.94		4.87		4.74		4.95
Regulatory Stock	5.71		4.90		4.66		4.82		4.49
Other Earning Assets	6.19		4.59		5.02		5.07		5.17

Total Earning Assets	6.43		6.11		5.97		5.74		5.66
Cost of Funds
Interest Bearing Deposits	3.06		2.75		2.49		2.24		2.05
Other Interest Bearing Liabilities	4.54		4.02		3.81		3.61		3.42
Total Interest Bearing Liabilities	3.37		3.10		2.87		2.65		2.43

Total Interest Expense to Earning
Assets	3.01		2.77		2.58		2.40		2.21

Net Interest Margin	3.42	%	3.34	%	3.39	%	3.34	%	3.45	%

(1) Defined as money market, demand deposit and savings accounts.
(2) Includes securities available for sale at amortized cost.
(3) Includes non-performing loans classified as loans held for sale.